Exhibit 99.2

SHINECO, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

On May 29, 2023, Shineco, Inc. (the “Company”), through its wholly-owned subsidiary, Shineco Life Science Group Hong Kong Co., Limited (“Life Science HK”), entered into a stock purchase agreement (the “Agreement”) with Dream Partner Limited, a BVI corporation (“Dream Partner”), Chongqing Wintus Group, a corporation incorporated under the laws of mainland China (“Wintus”) and certain shareholders of Dream Partner (the “Sellers”), pursuant to which Shineco Life shall acquire 71.5% equity interest in Wintus (the “Acquisition”). As the consideration for the Acquisition, the Company (a) paid the Sellers an aggregate cash consideration of $2,000,000; (b) issued certain shareholders, as listed in the Agreement, an aggregate of 10,000,000 shares of the Company’s restricted Common Stock; and (c) transferred and sold to the Sellers 100% of the Company’s equity interest in Beijing Tenet-Jove Technological Development Co., Ltd. (“Tenet-Jove”). The Acquisition was approved at the special meeting of stockholders of the Company held on July 20, 2023.

The following unaudited pro forma condensed combined financial information is presented to illustrate the estimated pro forma effect of the Acquisition.

The unaudited pro forma condensed combined financial information presented has been prepared in accordance with Article 11 of Regulation S-X, Pro Forma Financial Information, as amended by the SEC’s final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and the option to present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). The Company has elected not to present Management’s Adjustments and has only presented Transaction Accounting Adjustments in the following unaudited pro forma condensed combined financial information.

The unaudited proforma condensed combined balance sheet as of June 30, 2023, together with the unaudited condensed combined statements of operations for the year ended June 30, 2023 presented herein gives effect to the Acquisition as if the transaction had occurred at the beginning of such period and includes certain adjustments that are directly attributable to the transaction which are expected to have a continuing impact on the Company, and are factually supportable, as summarized in the accompanying notes and assumptions.

The pro forma adjustments and allocation of the Purchase Price are based on the fair value of the assets to be acquired and liabilities to be assumed that were determined by the independent appraisers retained by the Company.

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Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial statements are described in the accompanying notes below.

The unaudited pro forma condensed combined financial information and accompanying notes are based on, and should be read in conjunction with, (i) the historical audited consolidated financial statements of the Company and accompanying notes for the year ended June 30, 2023, included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2023; and (ii) the historical audited financial statements of Wintus and accompanying notes included for the year ended June 30, 2023, which is filed as Exhibit 99.1, with this Current Report on Form 8-K/A.

The following unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and are based on currently available information and assumptions that we believe are reasonable under the circumstances. They do not purport to represent what our actual consolidated results of operations or the consolidated financial position would have been had the Acquisition been completed on the dates indicated, or on any other date, nor are they necessarily indicative of our future consolidated results of operations or consolidated financial position as a result of the Acquisition. Our actual financial position and results of operations will differ, perhaps significantly, from the pro forma amounts reflected herein due to a variety of factors, including access to additional information, changes in value not currently identified and changes in operating results of the Company and Wintus following the date of the unaudited pro forma condensed combined financial statements.

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Unaudited Pro Forma Condensed Combined Financial Information

On May 29, 2023, Shineco Life Science Group Hong Kong Co., Limited (“Shineco Life”), a company established under the laws of Hong Kong and a wholly owned subsidiary of Shineco, Inc. (the “Company” together with Shineco Life as the “Buying Parties”), entered into a stock purchase agreement (the “Agreement”) with Dream Partner Limited, a BVI corporation (“Dream Partner”), Chongqing Wintus Group, a corporation incorporated under the laws of mainland China (“Wintus”) and certain shareholders of Dream Partner (the “Sellers,” together with Dream Partner and Wintus as the “Selling Parties”), pursuant to which Shineco Life shall acquire 71.5% equity interest in Wintrus (the “Acquisition”). On September 19, 2023, Shineco Life closed the Acquisition in accordance with the terms of the Agreement, and as the consideration for the Acquisition, the Company (a) paid the Sellers an aggregate cash consideration of $2,000,000 (the “Cash Consideration”); (b) issued certain shareholders, as listed in the Agreement, an aggregate of 10,000,000 shares of the Company’s restricted Common Stock (the “Shares”); and (c) transferred and sold to the Sellers 100% of the Company’s equity interest in Beijing Tenet-Jove Technological Development Co., Ltd. (the “Tenet-Jove Shares”).

The Acquisition represents the Company’s termination of its VIE structure and exit from the plant-based health and well-being focused products industry.

The Acquisition is considered a significant acquisition and disposition for purposes of Item 2.01 of Form 8-K. The accompanying unaudited pro forma condensed consolidated financial statements are prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma condensed financial statements as of June 30, 2023, are presented as if the Acquisition had occurred on June 30, 2023. The unaudited pro forma condensed consolidated financial statements are for informational purposes only and are not necessarily indicative of the operating results or financial position that would have been achieved had the Acquisition been consummated on the dates indicated. The unaudited pro forma condensed consolidated financial information should not be construed as being representative of the Company’s future results of operations or financial position. The actual results of operations and financial position may differ significantly from the pro forma amounts reflected herein.

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PRO FORMA CONDENSED COMBINED BALANCE SHEETS

As of June 30, 2023 (UNAUDITED)

(Stated in US Dollars)

SHINECO, INC.
UNAUDITED PROFORMA CONDENSED COMBINED BALANCE SHEET AS OF JUNE 30, 2023

	SHINECO, INC.	WINTUS	Pro Forma Adjustments		Note	Pro Forma Combined

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$625,966	$600,636		$(181,947)	(e)	$1,044,655
Derivative financial assets	-	99,282				99,282
Accounts receivable, net	34,586	15,685,622				15,720,208
Due from related parties, net	-	1,007,612				1,007,612
Inventories, net	324,406	1,571,988				1,896,394
Advances to suppliers, net	2,697	462,820				465,517
Other current assets, net	2,827,042	359,433		(2,800,000)	(e)(i)	386,475
Current liabilities held for discontinued operations	37,109,046	-		(37,109,046)	(f)	-
TOTAL CURRENT ASSETS	40,923,743	19,787,393		(40,090,993)		20,620,143

Property and equipment, net	1,213,116	3,296,484		1,101,500	(c)(r)	5,611,100
Intangible assets, net	12,049,473	148,919		32,402,931	(a)(d)(h)	44,601,323
Goodwill	6,574,743	-		21,440,360	(b)	28,015,103
Operating lease right-of-use assets	132,366	2,080				134,446
Deferred tax assets, net	-	305,186				305,186
Non-current assets held for discontinued operations	2,575,698	-		(2,575,698)	(f)	-
TOTAL ASSETS	$63,469,139	$23,540,062		$12,278,100		$99,287,301

LIABILITIES AND EQUITY

CURRENT LIABILITIES:
Short-term bank loans	$1,240,431	$11,633,911	$			$12,874,342
Long-term bank loans - current	-	1,425,386				1,425,386
Accounts payable	191,148	6,867,691				7,058,839
Advances from customers	89,490	22,136				111,626
Due to related parties	48,046	1,396,173				1,444,219
Other payables and accrued expenses	669,147	649,848				1,318,995
Operating lease liabilities - current	86,978	1,811				88,789
Convertible note payable	15,126,198	-				15,126,198
Taxes payable	500,869	596,219				1,097,088
Current liabilities held for discontinued operations	5,393,844	-		(5,393,844)	(f)	-
TOTAL CURRENT LIABILITIES	23,346,151	22,593,175		(5,393,844)		40,545,482

Income tax payable - noncurrent portion	335,145	-				335,145
Operating lease liabilities - non-current	44,469	-				44,469
Deferred tax liability	1,416,592	-		8,376,108	(j)(m)	9,792,700
Other long-term payable	68,913	-				68,913
Long-term bank loans - non-current	-	620,211				620,211
Non-current liabilities held for discontinued operations	1,404,823	-		(1,404,823)	(f)	-
TOTAL LIABILITIES	26,616,093	23,213,386		1,577,441		51,406,920

Commitments and contingencies	-	-				-

EQUITY
Common stock; par value $0.001, 100,000,000 shares authorized; 36,393,381 issued and outstanding at June 30, 2023	26,393	-		10,000	(q)	36,393
Additional paid-in capital	68,847,563	2,387,678		(9,002,380)	(f)(p)(q)	62,232,861
Subscription receivable	(3,782,362)	-				(3,782,362)
Statutory reserve	4,198,107	294,720		(294,235)	(p)(f)	4,198,592
Accumulated deficit	(31,735,422)	(3,684,302)		9,216,620	(e)(f)(g)(m)(n)(o)(p)	(26,203,104)
Accumulated other comprehensive gain (loss)	(4,992,381)	123,839		4,758,542	(p)(f)(n)	(110,000)
TOTAL SHAREHOLDERS’ EQUITY (DEFICIT)	32,561,898	(878,065)		4,688,547		36,372,380
Non-controlling interest	4,291,148	1,204,741		6,012,112	(p)(k)(f)(n)	11,508,001
TOTAL EQUITY	36,853,046	326,676		10,700,659		47,880,381

TOTAL LIABILITIES AND EQUITY	$63,469,139	$23,540,062		$12,278,100		$99,287,301

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PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

For the Nine Months Ended June 30, 2023 (UNAUDITED)

(Stated in US Dollars)

SHINECO, INC.
UNAUDITED PROFORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE YEAR ENDED JUNE 30, 2023

	SHINECO, INC.	WINTUS	Pro Forma Adjustments		Note	Pro Forma Combined

REVENUE	$550,476	$48,551,128	$			$49,101,604

COST OF REVENUE
Cost of product and services	421,273	47,317,440				47,738,713
Business and sales related tax	3,018	4,548				7,566
Total cost of revenue	424,291	47,321,988		-		47,746,279

GROSS INCOME	126,185	1,229,140		-		1,355,325

OPERATING EXPENSES
General and administrative expenses	8,610,592	1,101,701		5,518,688	(e)(g)	15,230,981
Research and development expenses	135,849	-				135,849
Selling expenses	137,387	89,252				226,639
Total operating expenses	$8,883,828	$1,190,953		$5,518,688		$15,593,469

LOSS FROM OPERATIONS	(8,757,643)	38,187		(5,518,688)		(14,238,144)

OTHER INCOME (EXPENSE)
Impairment loss on an unconsolidated entity	$(596,570)	$-	$			$(596,570)
Loss from equity method investment	(20,876)	-				(20,876)
Investment income from derivative financial assets	-	85				85
Other income, net	181,471	147,816				329,287
Amortization of debt issuance costs	(803,355)	-				(803,355)
Interest expenses, net	(908,759)	(845,388)				(1,754,147)
Total other expense	(2,148,089)	(697,487)		-		(2,845,576)

LOSS BEFORE PROVISION FOR INCOME TAXES FROM CONTINUING OPERATIONS	(10,905,732)	(659,300)		(5,518,688)		(17,083,720)
						-
BENEFIT FOR INCOME TAXES	(194,564)	(127,644)		(1,134,185)		(1,456,393)

NET LOSS FROM CONTINUING OPERATIONS	(10,711,168)	(531,656)		(4,384,503)		(15,627,327)
						-
DISCONTINUED OPERATIONS:						-
Loss from discontinued operations, net of taxes	(3,244,863)	-		3,244,863	(f)	-
Gain on disposal of discontinued operations	-	-		8,855,247	(o)	8,855,247
Net income (loss) from discontinued operations	(3,244,863)	-		12,100,110		8,855,247

NET LOSS	(13,956,031)	(531,656)		7,715,607		(6,772,080)
						-
Net loss attributable to non-controlling interest	(592,632)	(20,000)		(969,729)	(n)	(1,582,361)

NET LOSS ATTRIBUTABLE TO SHINECO, INC.	(13,363,399)	(511,656)		8,685,336		(5,189,719)

COMPREHENSIVE LOSS
Net loss	(13,956,031)	(531,656)		7,715,607		(6,772,080)
Other comprehensive loss: foreign currency translation loss	(2,911,283)	(58,305)				(2,969,588)
Total comprehensive loss	(16,867,314)	(589,961)		7,715,607		(9,741,668)
Less: comprehensive loss attributable to non-controlling interest	(612,290)	(31,631)				(643,921)

COMPREHENSIVE LOSS ATTRIBUTABLE TO SHINECO, INC.	$(16,255,024)	$(558,330)		$7,715,607		$(9,097,747)

Weighted average number of shares basic and diluted	18,634,212	-		10,000,000	(l)	28,634,212

Basic and diluted loss per common share	(0.71)					(0.24)

Loss per common share
Continuing operations - Basic and Diluted	(0.54)					(0.24)
Discontinued operations - Basic and Diluted	(0.17)					-
Net loss per common share - basic and diluted	(0.71)					(0.24)

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Notes to Pro Forma Condensed Financial Statements

Note 1. Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial statements are derived from the historical consolidated financial statements of the Company and the historical financial statements of Wintus. The unaudited pro forma condensed combined financial statements are prepared as a business combination using the purchase accounting method.

The unaudited proforma condensed combined balance sheet as of June 30, 2023, together with the unaudited condensed combined statements of operations for the year ended June 30, 2023 presented herein gives effect to the Acquisition as if the transaction had occurred at the beginning of such period and includes certain adjustments that are directly attributable to the transaction which are expected to have a continuing impact on the Company, and are factually supportable, as summarized in the accompanying notes and assumptions.

The Acquisition will be accounted for under the purchase accounting method of accounting in accordance with FASB ASC 805, Business Combinations, using the fair value concepts defined in ASC 820, Fair Value Measurements and Disclosures. We are treated as the “acquirer” and Wintus is treated as the “acquired” company for financial reporting purposes. Accordingly, the purchase consideration allocated to the Wintus business’s net assets and liabilities for preparation of the unaudited pro forma condensed combined balance sheet is based upon their estimated preliminary fair values assuming the Acquisition was completed as of June 30, 2023. The amount of the purchase consideration that was in excess of the estimated preliminary fair values of the Wintus’ business’ net assets and liabilities at June 30, 2023 is recorded as goodwill in the unaudited pro forma condensed combined balance sheet.

We have completed the detailed valuation studies necessary to arrive at the final estimates of the fair value of Wintus’ assets to be acquired, the liabilities to be assumed and the related allocations of the Purchase Price.

The unaudited pro forma condensed combined financial information includes pro forma adjustments that are (i) directly attributable to the Acquisition, (ii) factually supportable, and (iii) with respect to the unaudited condensed combined pro forma statements of operations, expected to have a continuing impact on the results of operations of the combined company.

These unaudited pro forma condensed combined financial statements do not purport to represent what the actual consolidated results of operations of the Company would have been had the Merger been completed on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or consolidated financial position.

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Note 2. Accounting Policies

The unaudited pro forma condensed combined financial statements may not reflect all reclassifications necessary to conform Wintus’ presentation to that of the Company’s. As a result, we may identify differences between the accounting policies of the two companies that, when conformed, could have a material impact on the combined financial statements.

Note 3. Preliminary Purchase Consideration and Purchase Price Allocation

Under the purchase method of accounting, the identifiable assets acquired and liabilities assumed are recorded at the fair values. The Purchase Price allocation provided in these pro forma condensed combined financial statements is based on estimates of the fair value of the assets acquired and liabilities assumed that were determined by the independent appraisers retained by the Company.

The Purchase Price, as provided in the Merger Agreement, provides for the Sellers to receive 10,000,000 common shares of the Company, US$2.0 million in cash consideration and 100% of the Company’s equity interest in Tenet-Jove. The 10,000,000 common shares were fair valued, taking into consideration a liquidity discount reflecting the 180-day resale restriction on the issued shares.

Estimated fair value of common shares issued	$2,300,000
Cash	2,000,000
100% of the Company’s equity interest in Tenet-Jove	37,705,951
Estimated fair value of consideration transferred	$42,005,951

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The table below represents the allocation of the total Purchase Price to Wintus’ business’ assets and liabilities in the Merger based on the estimates of the fair value of the assets acquired and liabilities assumed that were determined by the independent appraisers retained by the Company.

Description	Estimated Fair Value
Assets acquired:
Cash and cash equivalents	1,003,678
Accounts receivable, net of allowance for doubtful accounts	$12,507,353
Advances to suppliers, net	3,513,448
Inventories, net	1,782,180
Derivative financial assets	6,212
Other current assets, net	1,426,163
Property and equipment, net	5,407,301
Intangible assets	36,117,041
Operating lease right-of-use assets	1,999
Goodwill	21,440,360
Total assets acquired	83,205,735

Liabilities assumed:
Short-term bank loans	12,021,992
Accounts payable	6,686,700
Advances from customers	78,677
Tax payable	600,742
Other current liabilities	2,277,877
Long-term bank loans	2,071,093
Operating lease liabilities - non-current	1,847
Deferred income	77,007
Deferred tax liabilities	9,186,376
Total liabilities assumed	33,002,311
Less: non-controlling interest	8,197,473
Estimated fair value of net assets acquired	$42,005,951

Our unaudited pro forma Purchase Price allocation includes certain identifiable intangible assets with an estimated fair value of approximately US$35,487,273. These intangible assets include patents, trademarks, trade secrets and product formulation knowledge each of which is expected to have a finite life and are expected to be amortized using the straight-line method over the respective lives of each asset.

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Goodwill represents the amount of the Purchase Price in excess of the amounts assigned to the fair value of the Wintus’ assets acquired and the liabilities assumed. Goodwill will not be amortized, but will be tested for impairment at least annually for events or circumstances that may indicate a possible impairment exists. In the event management determines that the value of goodwill has been impaired, we will incur an impairment charge during the period in which the determination is made.

The fair value of the identifiable intangible assets acquired was estimated using a combination of different methods under the Cost-Based Approach. The Cost-Based Approach is a general way of determining a value indication of a business, business ownership interest, security, or intangible asset by using one or more methods that convert anticipated economic benefits into a present single amount. This valuation technique requires us to make certain assumptions about future operating and financial performance and cash flow, and other such variables which are discounted to present value using a discount rate that reflects the risk factors associated with future cash flow, the characteristics of the assets acquired, the relationship between the assets acquired and the business as a whole, and the experience of the acquired business. Such valuation methodologies and estimates are subject to change, possibly materially, as additional information becomes available and as additional analyses are performed.

Note 4. Adjustments to Unaudited Pro Forma Condensed Combined Financial Statements

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Merger and has been prepared for informational purposes only and are not intended to indicate the results of future operations or the financial position of either company.

The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to events that are directly attributable to the Merger, factually supportable, and with respect to the statements of operations, expected to have a continuing impact on the results of the Company.

The following items are presented as reclassifications in the unaudited pro forma condensed combined financial statements:

(a)	Adjustment includes preliminary estimated fair value of intangible assets acquired by Wintus.

(b)	Adjustment reflects preliminary estimated goodwill.

(c)	Adjustment includes preliminary estimated fair value of property and equipment acquired by Wintus.

(d)	Adjustment includes preliminary estimated fair value of land-used right acquired by Wintus.

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(e)	Represents pro forma adjustment to eliminate transaction expenses related to the Merger incurred by Shineco and Wintus, which will not be recurring after the completion of the Merger.

(f)	Adjustment reflects the transferal of equity interest of Tenet Jove for business acquisition of Wintus.

(g)	Includes the cumulative impact of preliminary depreciation and amortization expense for identifiable intangible assets, land use right and property and equipment acquired.

(h)	Adjustment includes the cumulative impact of the amortization of identifiable intangible assets.

(i)	Release of prepayment for business acquisition of Wintus made in advance as the consideration of USD 2,000,000.

(j)	To record the increase of deferred tax liabilities as a result of the increase in value of intangible assets and property and equipment, which may be taxable in the future.

(k)	Adjustment reflects portion of net assets of Wintus attributable to 28.5% non-controlling interest.

(l)	Increase in the weighted average shares in connection with the issuance of 10,000,000 common shares as the consideration of the acquisition.

(m)	To record the reversal of deferred tax liabilities as a result of the amortization of identifiable intangible assets and depreciation of property and equipment.

(n)	Adjustment reflects portion of comprehensive loss of Wintus attributable to 28.5% non-controlling interest.

(o)	Adjustment reflects the gain on disposal of Tenet Jove.

(p)	Adjustment includes the elimination of the historical additional paid-in capital, statutory reserve, accumulated deficit and non-controlling interest of Wintus.

(q)	Adjustment reflects the preliminary estimated fair value of the common shares issued to Wintus’ equity holders. This equity consideration is included in the preliminary estimated fair value of the consideration transferred in the Merger.

(r)	Adjustment includes the cumulative impact of the depreciation of property and equipment.

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